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                                                                 Exhibit 10.10


                                     FORM OF
                              EMPLOYMENT AGREEMENT



         This EMPLOYMENT AGREEMENT is made this 15th day of June, 1998, between Condor Technology Solutions, Inc., a Delaware corporation (the "Company"), and John F. McCabe (the "Executive").

         WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Executive as an officer of the Company serving as Vice President, General Counsel and Secretary, and to set forth certain additional agreements between the Executive and the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

1.       TERM

         The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement for an initial term of one (1) year, commencing on the date hereof. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, as provided in Section 4 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as the "Term." The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

2.       EMPLOYMENT

         (a) Position and Reporting. The Company hereby employs the Executive for the Employment Period as an officer, Vice President, General Counsel and Secretary of the Company on the terms and conditions set forth in this Agreement.

         (b) Authority and Duties. The Executive shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's position, commensurate with the authority vested in the Executive's position, pursuant to this Agreement and consistent with the By-Laws of the Company. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may (i) make and manage passive personal business investments of his choice (in the case of publicly-held corporations, not to exceed five percent (5%) of the outstanding voting stock) and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board of Directors of the Company (the "Board"), provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder; and (ii) with the approval of the Board, which shall not be unreasonably withheld, serve on the boards of directors of other corporations.

3.       COMPENSATION AND BENEFITS

         (a) Salary. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at


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the rate of $140,000 per annum, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Such base salary shall be subject to review each year for possible increase by the Board, but shall in no event be decreased from its then-existing level during the Employment Period.

         (b) Annual Bonus. During the Employment Period, the Executive shall have the opportunity to earn an annual bonus in accordance with a Company annual bonus program established by the Board for senior executives of the Company and its subsidiaries of up to 50% of the Executive's salary. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Board in its discretion.

         (c) Stock Options. The Company has established a 1997 Long-Term Incentive Plan (the "Plan") which provides, among other things, for the issuance from time to time to certain officers, directors and other employees of Condor and its subsidiaries of options to purchase shares of the Company's Common Stock. The Executive shall be granted non-qualified stock options to purchase 30,000 shares of the Common Stock (the "Initial Grant"), exercisable at the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant, that shall vest and become exercisable in three equal annual installments of 10,000 shares on each of the first, second and third anniversaries of date of grant.

         (d) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans, programs and arrangements in effect during the Employment Period that are generally available to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. In addition, during the Employment Period, the Executive shall be entitled to fringe benefits and perquisites comparable to those of other senior executives of the Company.

         (e) Business Expenses. During the Employment Period, the Company shall reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's policies.

         (f) Indemnification. During the Employment Period and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by applicable law, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of the directors and officers of the Company, with respect to all costs, charges and expenses, including attorneys' fees, whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding (other than any action, suit or proceeding brought by or in the name of the Company against the Executive) to which he may be made party by reason of being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

4.       TERMINATION OF EMPLOYMENT

         (a) Termination for Cause. The Company may terminate the Executive's employment hereunder with or without cause, subject to the obligations of the Company under Section 5 hereof in the event of the termination of the Executive without cause. For purposes of this Agreement, the Company shall have "cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

                  (i) willful fraud or dishonesty in connection with the Executive's performance hereunder that results in material harm to the Company;

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                  (ii)     the failure by the Executive to substantially perform
                           his duties hereunder that results in material harm to the Company; or

                  (iii) the conviction for, or plea of nolo contendere to, a charge of commission of a felony or a misdemeanor involving theft, deception or moral turpitude.

         (b) Termination for Good Reason. The Executive shall have the right at any time to terminate his employment agreement with the Company at any time and for any good reason. For purposes of this Agreement, and subject to the Company's opportunity to cure as provided in Section 4(c) hereof, the Executive shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

                  (i) a material breach by the Company of the compensation and benefits provisios set forth in Section 3 hereof;

                  (i)      a notice of termination by the Executive under
                           Section 4(c) hereof within 12 months following the occurrence of a Change in Control (as defined in Section 4(e) hereof); or

                  (iii) a material breach by the Company of any other term of this Agreement.

         (c) Notice and Opportunity to Cure. Notwithstanding the foregoing, it shall be a condition precedent to the Company's right to terminate the Executive's employment for "cause" and the Executive's right to terminate his employment for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach"); (2) if the Executive is terminated for "cause," the Company provides the Executive an opportunity to appear before the Board to answer such grounds for termination; and (3) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30 days), provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

         (d) Termination Upon Death or Permanent and Total Disability. The Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of a "disability," defined as either (i) any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, or (ii) due to a total and permanent "disability" that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, as such term is defined in the Company's long term disability insurance policy or contract as may be in effect from time to time for the benefit of employees of the Company (either, a "Disability"). If the Employment Period is terminated by reason of the Disability of the Executive, the Company shall give 30 days' advance written notice to that effect to the Executive. If the existence of a Disability hereunder is in dispute, it shall be resolved by two physicians, one appointed by the Executive and one appointed by the Company. If the two physicians so selected cannot agree as to whether or not the Executive has a Disability, the two physicians so selected shall designate a third physician and a majority of the three physicians so selected shall determine whether or not the Executive has a Disability.

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         (e) Definition of Change in Control. A "Change in Control" shall be deemed to have taken place if:

                  (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are converted into cash, securities or other property other than a consolidation or merger of the Company in which the holders of the Company's voting stock of the surviving corporation, or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

                  (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall after the date hereof become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange At), directly or indirectly, of securities of the Company representing 35% or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person); or

                  (iii) individuals who at the date hereof constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, shall have been approved by a vote of at least a majority of the directors then in office who either were directors at the date hereof or whose election or nomination for election shall have been so approved (the "Continuing Directors") shall cease for any reason to constitute a majority of the members of the Board.


5.       CONSEQUENCES OF TERMINATION

         (a) Termination Without Cause. In the event of termination of the Executive's employment hereunder by the Company without "cause" (other than upon death or Disability) or by the Executive for "good reason" (defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

                  (i) Severance Pay - severance payments in the form of continuation of the Executive's base salary as in effect immediately prior to such termination over the longer of: (A) the then-remaining Term hereof; or (B) twelve (12) months (the "Severance Period").

                  (ii) Benefits Continuation - continuation for the Severance Period of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide or cause to be provided such coverages shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period. The Executive shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance

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with section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

                  (iii) Stock Options - all options to purchase shares of the Company's Common Stock held by the Executive immediately prior to termination of employment that are then vested and exercisable shall, subject to the terms of the Plan, remain exercisable for the duration of the Severance Period.

         (b) Other Terminations. In the event of termination of the Executive's employment hereunder for any reason other than those specified in Section 5(a) hereof, including but not limited to Executive's voluntary termination, the Executive shall not be entitled to any severance pay, benefits continuation or stock option rights contemplated by the foregoing, except as may otherwise be provided under the applicable benefit plans or award agreements relating to the Executive.

         (c) Accrued Rights. Notwithstanding the foregoing provisions of this
Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Executive shall be entitled to payment of any unpaid portion of his base salary through the effective date of termination, and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus, stock option or employee benefit plan or program of the Company.

6.       CONFIDENTIALITY

         The Executive agrees that he will not at any time during the Term hereof or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company or any of its subsidiaries, including, without limiting the generality of the foregoing, the techniques, methods or systems of operation or management, or any information regarding financial matters, plans or other material data. The provisions of this Section 6 shall not apply to (i) information that is public knowledge other than as a result of disclosure by Executive in breach of this
Section 6; (ii) information disseminated by the Company or any of its subsidiaries to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company or any of its subsidiaries; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

7.       INVENTIONS

         The Executive is hereby retained in a capacity such that the Executive's responsibilities include the making of technical and managerial contributions of value to the Company. The Executive hereby assigns to the Company all right, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period that relate to the business of the Company, or any of its other subsidiaries. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company in obtaining and protecting the rights therein (including patents thereon) in any and all countries; provided, however, that said contributions and inventions will be the property of the Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. The Executive hereby agrees to execute any documentation requested by the Company to be so executed if such request is made in order

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to carry out the purpose and terms of this paragraph. Inventions conceived by the Executive that are not related to the business of the Company or any of its subsidiaries will remain the property of the Executive.

8.       NON-COMPETITION

         The Executive agrees that he shall not during the Employment Period and for a period of one (1) year from the date of the termination of Executive's employment by the Company, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business involved in providing information technology solutions, including, but not limited to, desktop services, software development, systems design and integration, large scale survey research, recruiting and comprehensive marketing and sales, which is in direct competition with the Company or any of its subsidiaries in any community in which the Company or any of its subsidiaries are doing business. Notwithstanding the foregoing, the Executive shall not be prohibited during the non-competition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company.

9.       NON-SOLICITATION OF EMPLOYEES

         The Executive agrees that he shall not during the Employment Period and for a period of one (1) year from the date of the termination of the Executive's employment by the Company, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, employ, retain, or enter into any employment, agency, consulting or other similar arrangement with any person who, within the twelve-month period prior to the termination of the Executive's employment by the Company, was an employee of the Company or of any of its subsidiaries, or, induce or attempt to induce such person to terminate his employment with the Company or such subsidiary.

10.      NON-SOLICITATION OF CLIENTS OR CUSTOMERS

         The Executive agrees that he shall not during the Employment Period and for a period of one (1) year from the date of the termination of the Executive's employment by the Company, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, directly or indirectly, for his or her own account, or for the account of others, solicit orders for services of a kind or nature like or similar to services performed by the Company or any of its subsidiaries as of the date of the termination of the Executive's employment by the Company, from any party that was a customer or client of the Company or such subsidiary, or which the Company or any of its subsidiaries was soliciting to be a customer or client, during the twelve (12) month period preceding the termination of the Executive's employment.

11.      BREACH OF RESTRICTIVE COVENANTS

         The parties agree that a breach or violation of Section 6, 7, 8, 9 or 10 hereof will result in immediate and irreparable injury and harm to the innocent party, which party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

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12.      NOTICES

         For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:



         (a)      If to the Company, to:

                  CONDOR TECHNOLOGY SOLUTIONS, INC.
                  Annapolis Office Plaza
                  170 Jennifer Road
                  Suite 325
                  Annapolis, Maryland  21401

                  with a copy to:

                  William M. Davidow, Jr., Esquire
                  Whiteford, Taylor & Preston L.L.P.
                  Seven Saint Paul Street
                  Baltimore, Maryland  21202

         (b)      If to the Executive, to:

                  John F. McCabe
                  10700 Schindel Court
                  Great Falls, VA  22066

or to such other address as a party hereto shall designate to the other party by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

13.      ARBITRATION: LEGAL FEES

         Except as provided in Section 11 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Annapolis, Maryland in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse the Executive for all reasonable legal fees and costs and other fees and expenses that the Executive may incur in respect of any dispute or controversy arising against the Company under or in connection with this Agreement; provide, however, that the Company shall not reimburse any such fees, costs and expenses if the fact finder determines that an action brought by the Executive was substantially without merit or the Executive is otherwise unsuccessful in such an action.

14.      WAIVER OF BREACH

         Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of either the Executive or of the Company.

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15.      NON-ASSIGNMENT: SUCCESSORS

         Neither part hereto may assign his or its rights or delegate his or its duties under this Agreement without prior written consent of the other party; provided, however, that: (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to the Executive hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

16.      WITHHOLDING OF TAXES

         All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

17.      SEVERABILITY

         To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

18.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

19.      GOVERNING LAW

         This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland.

20.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                                  CONDOR TECHNOLOGY SOLUTIONS, INC.


                                  By:      /s/ William F. Caragol
                                     -----------------------------------------
                                           William F. Caragol
                                           Chief Financial Officer



                                  THE EXECUTIVE


                                  By:      /s/ John F. McCabe
                                     -----------------------------------------
                                           Name:  John F. McCabe


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